UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 16, 2005

Prentiss Properties Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-14516	75-2661588
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3890 West Northwest Hwy, Suite 400, Dallas, Texas		75220
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	214-654-0886

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

As previously disclosed in the Current Report on Form 8-K, filed on August 31, 2005 (the "Previous Form 8-K"), the board of trustees of Prentiss Properties Trust (the "Company") has unanimously approved the Company’s sale of its properties in the Midwest Region. In the Previous Form 8-K, the Company disclosed that through its affiliates, it had entered into several contracts to sell ten real estate projects in the Midwest Region, subject to customary closing conditions and due diligence periods, including a contract to sell the following five projects: Lakeside Point I & II, 1200 Lakeside Drive, 1955 West Field Court, 410 Warrenville Road and 1717 Deerfield Road. The contract covering these five specific projects has been terminated by the purchaser. The Company will continue to market these properties and negotiate with other interested buyers.

The information disclosed under this Item 8.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prentiss Properties Trust

September 21, 2005	By:	Gregory S. Imhoff

Name: Gregory S. Imhoff
Title: Senior Vice President, General Counsel and Secretary